UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 20, 2009
IMAGE ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-11071	84-0685613

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20525 Nordhoff Street, Suite 200 Chatsworth, California	91311-6104

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (818) 407-9100
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Amendment of a Material Definitive Agreement.
On March 24, 2009, Image Entertainment, Inc. (the “Company”) entered into the Second Amendment (the “Amendment”) to the Agreement and Plan of Merger, dated November 20, 2009, as previously amended on February 27, 2009, with Nyx Acquisitions, Inc. (“Nyx”), and the Conceived Group, a wholly-owned subsidiary of Nyx (as amended, the “Merger Agreement”).
Pursuant to the terms of the Amendment, Nyx paid the Company an additional $200,000 (the “Fourth Deposit”) on March 20, 2009 into a trust account to secure payment of the business interruption fee, raising the business interruption fee from $2.3 million to $2.5 million. On March 24, 2009, the parties also amended the trust instructions, previously amended and restated on February 27, 2009, pursuant to which Nyx has authorized the release of $1.0 million of the $2.5 million currently being held in the trust account to the Company. The $1.0 million is not refundable to Nyx, and will not have an effect on the purchase price, which remains at $2.75 per share. The Company has accordingly agreed to extend the closing date of the merger to April 6, 2009.
Under the Amendment, Nyx has two opportunities to extend the closing date past April 6, 2009. Nyx can extend the closing date to April 20, 2009 if Nyx (1) delivers written notice to the Company requesting such an extension by 5:00 p.m. local time on April 2, 2009, (2) agrees to increase the business interruption fee by an additional $1.5 million, and (3) deposits the additional $1.5 million into the trust account to secure the business interruption fee by 5:00 p.m. local time on April 6, 2009. Nyx can further extend the closing date to May 4, 2009 if Nyx (1) delivers written notice to the Company requesting such an extension by 5:00 p.m. local time on April 16, 2009, (2) agrees to increase the business interruption fee by an additional $3.0 million, and (3) deposits the additional $3.0 million into the trust account to secure the business interruption fee by 5:00 p.m. local time on April 20, 2009.
The Amendment changes the termination provisions of the Merger Agreement under Section 9.01(e), such that the Company may terminate the Agreement if (1) Nyx does not release $1.0 million to the Company, or (2) the merger has not been consummated on or prior to April 6, 2009, other than as a result of the Company’s refusal to close in violation of the Merger Agreement.
The foregoing summary of the Amendment does not purport to be complete and is subject, and qualified in its entirety by, the full text of the Amendment, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.
Item 8.01. Other Exhibits.
Attached hereto as Exhibits 99.1 and 99.2 and incorporated herein by reference are copies of press releases issued by the Company on March 20, 2009 and March 21, 2009, respectively. Attached hereto as Exhibits 99.3 and 99.4 and incorporated herein by reference are copies of press releases issued by the Company on March 24, 2009.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit Description

2.1	Second Amendment to Agreement and Plan of Merger, dated March 24, 2009.

99.1	Press release, dated March 20, 2009.

99.2	Press release, dated March 21, 2009.

99.3	Press release, dated March 24, 2009.

99.4	Press release, dated March 24, 2009.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE ENTERTAINMENT, INC.
Dated: March 24, 2009	By:	/s/ MICHAEL B. BAYER
Name: Michael B. Bayer
		Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit
No.	Description

2.1	Second Amendment to Agreement and Plan of Merger, dated March 24, 2009.

99.1	Press release, dated March 20, 2009.

99.2	Press release, dated March 21, 2009.

99.3	Press release, dated March 24, 2009.

99.4	Press release, dated March 24, 2009.